Exhibit 10.7

AGREEMENT OF LEASE

(Pre-Built Suite)

By and Between

424 WEST 33rd STREET LLC, as Landlord

and

International Fight League, Inc., as Tenant

covering a portion of the 6th floor

at premises 424 WEST 33rd STREET, NEW YORK, NEW YORK

TABLE OF CONTENTS

1.	Definitions and Summary of Fundamental Lease Terms		1

2.	Base Rent; Rent Commencement Date; Late Charges		2

3.	Escalation For Real Estate Taxes		3

4.	Security Deposit		4

5.	Use and Occupancy		5

6.	Utilities and Services		8

7.	Condition of Premises		10

8.	Alterations during Term; Maintenance and Repairs to Premises		11

9.	Insurance		13

10	Indemnities		14

1l.	Damage or Destruction		15

12.	Assignment and Subleasing		15

13.	Defaults and Remedies		16

14.	Provisions relating to Termination of Lease		19

15.	Eminent Domain		20

16.	Subordination; Attornment; Rights of Mortgagee; Amendment		20

17.	Estoppel Certificates		21

18.	Rules and Regulations		21

19.	Bankruptcy		22

20.	Notices		22

21.	Miscellaneous		22

	Exhibit A	Floor Plan of Premises (§1.6)

	Exhibit B	Rules and Regulations (Article 18)

	Exhibit C	Guarantee

LEASE AGREEMENT (the “Lease”) made and entered into between 424 WEST 33rd STREET LLC, a New York limited liability company, as landlord (“Landlord”), and the person or entity described below as “Tenant.” In consideration of the rents and covenants hereinafter set forth, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises described below upon the following terms and conditions:

ARTICLE 1. DEFINITIONS AND SUMMARY OF FUNDAMENTAL LEASE TERMS

The following sets forth certain fundamental facts and definitions relating to this Lease:

1.1. “Date of Lease”: as of August       , 2006.

1.2. “Landlord”: 424 West 33rd Street LLC, a New York limited liability company.

1.3. “Tenant”: International Fight League, Inc., a Delaware corporation having an office at 1010 Sixth Avenue, 3rd Floor, New York, New York 10018.

1.4. “Tenant’s Trade Name”: None.

1.5. “Building”: 424 West 33rd Street, New York, New York.

1.6. “Premises”: Suite 650, on the sixth (6th) floor of the Building, as more particularly designated on Exhibit “A” annexed.

1.7. “Permitted Use”: Executive, administrative and general offices.

1.8. “Term”: approximately four (4) years, beginning on the Commencement Date and ending on the Expiration Date, unless sooner terminated in accordance with this Lease.

1.9. “Commencement Date”: September 1, 2006.

1.10. “Expiration Date”: August 31, 2010.

1.11. “Rent Commencement Date”: November 1, 2006. If such date is not the first of a month, rent will be pro-rated for the month in which it occurs.

1.42. “Guarantor”: Gareb Shamus, an individual having a residential address at 24 North Brae Court, Tenafly, New Jersey 07670.

1.13. “Security Deposit”: an amount equal to eight (8) months’ Base Rent at the rate from time to time in effect, initially $107,152.00; provided, however, that the amount of the Security Deposit shall be an amount equal to six (6) months’ Base Rent at the rate from time to time in effect from and after the date on which Landlord receives financial information, reasonably satisfactory to Landlord and audited by a certified public accountant, that Tenant’s regular business operations, reported on an accrual basis and otherwise in accordance with generally accepted accounting principles, are generating, for a period of not less than one calendar quarter, revenue equal to or greater than expenses.

1.14. “Base Rent” (includes Electricity Inclusion Factor) shall mean the amount set forth in the table below, subject to any escalation set forth in this Lease:

Lease	Lease Year	Lease Year	Base Annual	Base Monthly
Year	Beginning	Ending	Rent	Rent
1	September 1, 2006	August 31, 2007	$160,728.00	$13,394.00
2	September 1, 2007	August 31, 2008	$160,728.00	$13,394.00
3	September 1, 2008	August 31, 2009	$169,416.00	$14,118.00
4	September 1, 2009	August 31, 2010	$169,416.00	$14,118.00

Notwithstanding the foregoing provisions of this §1.14, Tenant shall pay Base Rent at the reduced rate of $1,086.00 per month, representing the Electricity Inclusion Factor, from the Commencement Date through and including the date immediately preceding the Rent Commencement Date.

1.15. “Tenant’s Proportionate Share”: 3.10%, as reasonably adjusted from time to time by Landlord to reflect any changes in the size of the Premises or of the Building.

1.16. “Base Tax Year”: July 1, 2006 through June 30, 2007.

1.17. “Address for Notices”:

Landlord:	424 West 33rd Street LLC
c/o Vectra Management Group
424 West 33rd Street, Suite 540
New York, NY 10001

with a mandatory copy to

Smith, Buss & Jacobs, LLP
500 Fifth Avenue, 15th Floor
New York, NY 10036
Attn.: Kenneth Jacobs, Esq.

Tenant:	International Fight League, Inc.
424 West 33rd Street, Suite 650
New York, NY 10001
Attn.: Mr. Gareb Shamus

1.18. “Address for Payment of Rent”:

Agent:	424 West 33rd Street LLC
c/o Newmark Knight Frank
125 Park Avenue
New York, NY 10017

1.19. “Electricity Inclusion Factor”: $13,032.00 per annum.

1.20. Exhibits. The following Exhibits are attached to and made a part of this Lease:

Exhibit “A” - Premises
Exhibit “B” - Rules and Regulations
Exhibit “C” - Guarantee

1.21. Summary for Convenience Only. The foregoing provisions of this Article 1 summarize for convenience only certain key terms of this Lease, which terms are sometimes delineated more fully in the Articles and Sections below. In the event of a conflict between the provisions of this Article 1 and the balance of this Lease, the latter shall control.

Article 2. Base Rent; Rent Commencement Date; Late Charges.

2.1. Base Rent During Term. Tenant shall pay to Landlord the Base Rent in equal monthly installments on the 1st day of each and every month, other than the first month’s rent, which shall be paid upon execution of this Lease. All rent shall be paid without counterclaim, setoff or deduction. Landlord may change the Address for Payment of Rent by notice to Tenant.

2.2. Late Charges. If Landlord does not receive any part of the Base Rent or Additional Rent herein reserved, or any other sum required to be paid by Tenant, within 5 days after the due date thereof, Tenant shall pay Landlord, as Additional Rent, a late charge of 6% of the overdue amount on account of Landlord’s increased costs of collection and administration.

2.3. Base Rent Escalation.

The term “Index” shall mean the Consumer Price Index (New Series) (Base Period 1982-84=100) all items for all urban consumers for New York-Northeastern New Jersey-Long Island (CPI-U) published by the Bureau of Labor Statistics of the U. S. Department of Labor or any successor to such Bureau. If the Index ceases to use the 1982-84 average equaling 100 as the basis for calculation, or if a change is made in the kind or number of items contained in the Index, or if the Index is altered, converted or revised in any other manner, then the Index shall be adjusted to the figure which would have been arrived at had the change in the Index not occurred. If the Index shall be discontinued, then any comparable Index issued by such Bureau or similar agency shall be used for the purposes hereof, with such adjustment as shall be appropriate to give effect to the intent of this section.

The term “Rent Escalation Percent” for each Lease Year shall mean the greater of (a) 3%, or (b) the percentage increase (but not less than zero) by which the Index for the second month before the first month of such Lease Year exceeds the Index for the 14th month before the first month of such Lease Year.

The term “Base Rent Escalation” for each Lease Year shall mean the product of (a) the Rent Escalation Percent for such Lease Year and (b) the Base Rent for the immediately preceding Lease Year.

The term “Adjustment Date” shall mean the first day of Lease Year 2 in §1.14 above and the first day of each Lease Year thereafter during the term of this Lease.

On the first Adjustment Date and on each Adjustment Date thereafter, the Base Rent for the Lease Year beginning on such Adjustment Date shall be increased so that it is equal to the sum of the Base Rent for the immediately preceding Lease Year plus the Base Rent Escalation for the Lease Year beginning on such Adjustment Date plus any increase in Base Rent for such Lease Year which may be set forth in Section 1.14.

Landlord shall notify Tenant by a written statement of each change governed by this section. The statement shall show (i) the new amount of the Base Rent Escalation, and (ii) the manner, in reasonable detail, in which the new annual Base Rent Escalation has been calculated. Landlord’s failure to render a statement with respect to any change permitted by this section shall not prejudice Landlord’s right to render such a statement retroactively or to render any subsequent statement pursuant to this section. If any statement pursuant to this section shall be rendered after the date on which the first monthly installment of any Base Rent Escalation shall be due, then until such statement is rendered Tenant shall continue to pay the Base Rent Escalation at the rate immediately theretofore in effect and Tenant shall pay to Landlord, on the first day of the calendar month next following the rendition of such statement, in addition to the then accruing monthly installment of annual Base Rent, all unpaid Base Rent indicated by such statement.

Article 3. Escalation for Real Estate Taxes.

3.1. Definitions.

(a)           “Real Estate Taxes” shall mean all taxes and assessments, and any bill for work done or services performed by a governmental agency which may be levied, assessed or imposed at any time during the term of this Lease by any governmental authority upon or against the land or the

Building, or on personal property owned in conjunction therewith for any reason, including Business Improvement District taxes and “MTA” surcharges. If in any Tax Year (including the Base Tax Year) there is any abatement, exemption or discount of Taxes (or any assessment or rate which comprises Real Estate Taxes), the abatement, exemption or discount shall not be taken into account, and Real Estate Taxes shall be determined as if there were no abatement, exemption or discount. In addition, if due to a future change in the method of taxation, any tax or payment shall be levied against the Landlord in substitution for any tax which would otherwise constitute a Real Estate Tax, such tax or payment shall be deemed to be a Real Estate Tax for the purposes hereof.

(b)           “Tax Year” means the period July lst-June 30th, or any other 12-month period selected by a governmental entity as the measuring date for payment of Real Estate Taxes. Tenant agrees to pay as Additional Rent (Tenant’s “Real Estate Tax Contribution”) for each Tax Year during the tern Tenant’s Proportionate Share of any increase in Real Estate Taxes above the Real Estate Taxes paid or payable for the Base Tax Year, as defined in §1.16.

3.2. Monthly Installments. Tenant shall pay monthly installments on account of its Real Estate Tax Contribution in advance. During the first year of the Term, the installments shall be 105% of the Real Estate Tax Contribution which Tenant would have paid if the Lease had commenced one year earlier {with the Base Tax Year deemed modified accordingly). Thereafter, Tenant’s installments shall be 105% of one-twelfth of Tenant’s Real Estate Tax Contribution for the previous year. Within 60 days after the close of each Tax Year, Landlord shall send to Tenant a statement of Landlord’s Real Estate Taxes during that Tax Year. Within 10 days thereafter, Tenant shall pay to Landlord, or Landlord shall refund to Tenant or credit against Tenant’s subsequent Real Estate Tax Contribution (as applicable), the difference between Tenant’s total installments during that Tax Year and Tenant’s Real Estate Tax Contribution. Tenant’s Real Estate Tax Contribution during the first and last year of the term shall be pro-rated equitably. If the due date or frequency of Real Estate Tax payments to the municipality is changed, the installments and reconciliation of Tenant’s contributions will be adjusted accordingly.

3.3. Expense of Reductions. If Landlord should reasonably incur any expenses in connection with Landlord’s successful endeavor to reduce the assessed valuation or to reduce any bill for work done or services rendered, assessment or levy, water or sewer charges, thereby reducing Tenant’s share of increased Real Estate Taxes as set out above, Tenant shall pay as Additional Rent Tenant’s Proportionate Share of such expenses of Landlord, and such amount shall be payable to Landlord as Additional Rent and collectible in the same manner as annual Base Rent 10 days following Landlord’s demand.

3.4. Evidence. A copy of a Real Estate Tax bill, bill for assessment or levy, bill from Landlord for expenses of any proceeding to obtain a Real Estate Tax reduction, or a letter from Landlord’s mortgagee attesting to any such amount shall be conclusive evidence of the amount of any Real Estate Tax or expense of obtaining a reduction unless disputed by Tenant within 30 days after receipt.

3.5. Nature of Payments. All payments to be made by Tenant under Article 3 are Additional Rent.

Article 4. Security Deposit.

4.1. Deposit. Tenant shall maintain a Security Deposit with Landlord in the amount as set forth in Article 1 above as security for the faithful performance by Tenant of all of the terms, covenants and conditions required to be performed by Tenant hereunder. If Landlord shall deposit the Security Deposit in a banking organization in an interest-bearing account, Landlord shall be entitled to receive, as administration expenses, a sum equivalent to 1% per annum thereon in lieu of all other administrative and custodial expenses. The Security Deposit shall be returned to Tenant after the expiration of this Lease and delivery of possession of the Premises to Landlord if, at such time, Tenant has performed fully and faithfully all of the terms, covenants and conditions hereof. In the event of termination of Landlord’s interest in this Lease, Landlord shall transfer or credit the Security Deposit to Landlord’s successor in interest, and Landlord shall thereupon be released from any liability for the return of the Security Deposit or the accounting therefor. The provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

4.2. Default. If Tenant is in default under this Lease, Landlord may use, apply or retain all or any part of the Security Deposit for the payment of any monetary obligation due hereunder or to compensate Landlord for any other expense or cost which Landlord may expend, or any loss or damage which Landlord may suffer, by reason of Tenant’s default under the terms hereof, including any damages or deficiency in the reletting of the Premises. If any portion of the Security Deposit is so used or applied, regardless of whether such use or application is before or after Tenant has ceased to occupy the Premises, Tenant shall, within 5 days after written demand therefor, deposit with Landlord cash in an amount sufficient to restore the Security Deposit to its original amount.

4.3. Rights of Mortgagee. No holder of a mortgage or deed of trust or a lessor under a ground lease to which this Lease is or may become subordinate shall be responsible for the Security Deposit, unless such mortgagee or holder of such deed of trust or lessor shall have actually received such Security Deposit.

Article 5. Use and Occupancy.

5.1. Permitted Use. Tenant shall use and occupy Premises for the “Permitted Use” described in §1.7 and for no other purpose. Tenant shall at no time use or occupy the Premises in violation of the certificate of occupancy for the Building.

5.2. Prohibition of Certain Activities or Uses.

(a)           Tenant shall not do or permit anything to be done in the Building or on the Premises which may (i) increase the existing rate or violate the provisions of any insurance carried with respect to the Building or any of the contents thereof; or (ii) create any public or private nuisance, commit waste or disturb the quiet enjoyment of any other occupant of the Building; or (iii) violate any present or future law, ordinance, regulation or requirement of any governmental authority or any restriction or covenant existing with respect to the Premises. The judgment of any court or the admission of Tenant in any action that Tenant has violated any governmental law, ordinance, regulation or requirement shall be conclusive as between Landlord and Tenant. The foregoing shall not be construed to create or confer upon Tenant or any other person any rights with respect to Landlord; or (iv) overload the floors or otherwise damage the structure of the Building; or (v) constitute an improper, immoral or objectionable purpose; or (vi) increase the cost of electricity, natural gas or other utility service beyond that level permitted in this Lease; or (vii) subject Landlord or any other Tenant to any liability to any third party.

(b)           Tenant shall not permit any machine, personal property or fixture heavier than customarily used in connection with general office purposes or Tenant’s permitted use to be placed in the Premises.

(c)           Tenant shall not make any holes in any part of the Premises or place any exterior signs or interior drapes, blinds or similar items visible from outside the Premises without Landlord’s prior written consent.

(d)           (i) Tenant shall not use, generate, manufacture, produce, store, treat, dispose or permit the escape on, under, about or from the Premises, or any part thereof, of any asbestos, polychlorinated biphenyls, petroleum products or any flammable, explosive, radioactive, toxic, contaminating, polluting matter, waste, or substance or related injurious materials, whether injurious by themselves or in combination with other materials, or any other hazardous or toxic materials, wastes and substances which are defined, determined or identified as such in any federal, state or local laws, rules or regulations, whether now existing or hereinafter enacted or promulgated or any judicial or administrative interpretation of any thereof, including any judicial or administrative orders or judgments (collectively “Hazardous Materials”). Tenant shall also not use, generate, manufacture, produce, store, treat, dispose or permit the escape on, under, about or from the Premises of any material, substance, or chemical regulated by any federal, state or local law, rule, ordinance or regulation (collectively “Regulated Materials”).

(ii)         Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s employees, partners, agents or successors from any and all claims, sums paid in settlement of claims, judgments, damages, cleanup costs, penalties, fines, costs, liabilities, losses or expenses which arise during or after the Term as a result of Tenant’s breach of the obligations set forth herein and from the release in the Premises of, or contamination of the Premises by, Hazardous Materials or Regulated Materials which are introduced or permitted to be introduced by Tenant at any time during the Term. This indemnity includes (A) costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision and attorneys, consultants and experts fees; (B) additional costs required to take necessary precautions to protect against the release of Hazardous or Regulated Materials on, in, under or affecting the Building or the Premises, into the air, any body of water, any other public domain or any other surrounding areas and (C) any costs incurred to comply, in connection with all or any portion of the Building or the Premises, with all applicable laws, orders, judgments and regulations with respect to Hazardous or Regulated Materials. Tenant shall promptly take all actions at its sole cost and expense which are necessary to remediate the presence of a Hazardous Material or Regulated Material. This indemnity shall survive expiration or earlier termination of this tease.

(iii)         From time to time, Landlord shall have the right, upon 24 hours’ prior notice, to cause the Premises to be inspected and tested for the presence of Hazardous or Regulated Materials or the correction of any condition existing at the Premises as a result of any such Hazardous or Regulated Materials. Tenant shall cooperate with Landlord’s representatives and agents in the making of such inspections and tests by furnishing such information and access as may be necessary or required to carry out the same. If any such tests or inspections shall reveal any Hazardous Materials or Regulated Materials or other condition in the Premises as a result of actions of Tenant, Tenant’s employees, officers, contractors, guests or invitees which requires corrective action or other remediation, Tenant shall pay to Landlord, as Additional Rent, within 10 days after demand, the cost of such action or remediation, including the cost of an independent, licensed environmental consultant to monitor such work and to certify its full completion, and the cost of any filing fees and permit fees in connection therewith. Landlord shall not be liable to Tenant or any party claiming through or under Tenant for loss of business or other consequential damages arising out of such inspections, testing and work, nor shall Tenant or any other such party be entitled to any abatement of Base Rent or Additional Rent while such inspections, testing and work are carried out.

5.3. Affirmative Obligations With Respect to Use. Tenant, at its sole cost and expense, shall:

(a)           Keep the Premises in a clean and orderly condition, free of objectionable noises, odors or nuisances.

(b)           Comply with all laws, rules, regulations, statutes and ordinances with respect to the use and storage of Hazardous Materials and Regulated Materials, including their removal and disposal at the expiration or earlier termination of the Term. If any equipment installed by Tenant to serve the Premises utilizes refrigerants containing chlorofluorocarbons (“CFCs”), Landlord, in its sole discretion, may require Tenant to remove such equipment at the expiration or earlier termination of the Term. Tenant shall also comply with all laws, rules, regulations, statutes and ordinances with respect to such equipment and its use or disposal and/or the use of CFCs.

(c)            Pay when and as due all license fees, permit fees, equipment use permits, refrigerator machine permits, and charges of a similar nature for the conduct by Tenant or any subtenant of any business or undertaking authorized under this Lease to be conducted in the Premises.

(d)            Use commercially reasonable methods to prevent vermin, rats and mice in the Premises and, if Landlord shall notify Tenant in writing that there is a problem with vermin, rats or mice in or about or emanating from the Premises and tenant shall fail to cure such problem within 10 days after such notice, maintain a service contract for the extermination of vermin, rats and mice in the Premises in compliance with Landlord’s requirements using a vendor designated by Landlord.

(e)         Conduct its business in and from the Premises in a reputable manner in every respect. If at any time Landlord notifies Tenant that Landlord reasonably objects to Tenant’s manner of operating the Premises, Tenant shall remove the basis for such objection in such manner and within such reasonable time as Landlord may specify in such notice.

(f)          Not place a load upon any floor of the Premises exceeding the floor load which it was designed to carry and which is allowed by law. Landlord may prescribe the weight and position of all safes, business machines and mechanical equipment. Tenant shall place and maintain installations, at Tenant’s expense, in settings sufficient (in Landlord’s judgment) to absorb and prevent vibration, noise and annoyance.

(g)         Keep the Premises in good order and repair in accordance with §8.3.

5.4. Suitability. Tenant acknowledges that except as expressly set forth in this Lease, neither Landlord nor any other person has made any representation or warranty with respect to the Premises or any other portion of the Building or improvements, nor has Landlord agreed to undertake any modification, alteration or improvement thereof, and that no representation has been made or relied upon concerning the suitability of the Premises or any other portion of the Building or improvements for the conduct of Tenant’s business.

5.5. License to Use Public Portions of Building. The public portions of the Building shall be available for the common use of all Building occupants and their invitees and shall be used and occupied under a revocable license. If the amount of such areas shall be changed or diminished, Landlord shall not be subject to any liability, Tenant shall not be entitled to any compensation or diminution or abatement of rent, and revocation or diminution of such areas shall not be deemed constructive or actual eviction. The public portions of the Building shall be subject to the exclusive control and management of Landlord. Landlord may close all or any portion of the public portions of the Building (including sidewalks) as necessary to prevent a dedication thereof or the accrual of any right to any person or the public therein.

5.6. Compliance with Law.

(a)           “Legal Requirements” shall mean laws, statutes and ordinances and the orders, rules, regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or any other governmental public or quasi-public authority, whether now or hereafter in force, including building codes and zoning regulations and ordinances and The Americans with Disabilities Act of 1990, as amended, which may be applicable to the land or Building or the Premises or the sidewalks, curbs or areas adjacent thereto and all requirements, obligations and conditions of all instruments of record on the date of this Lease.

(b)           Tenant shall promptly comply with all Legal Requirements (i) if with respect to the Premises, whether or not arising out of Tenant’s use or manner of use thereof (including Tenant’s permitted use) and (ii) if with respect to the Building, if arising out of Tenant’s use or manner of use of the Premises or the Building (including Tenant’s permitted use). Tenant shall not do anything in the Premises which is contrary to Legal Requirements, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord, or which may subject Landlord to any liability or responsibility.

5.7. Signs; Directory Listing.

(a)           Any sign, curtain, blind, window treatment, window film, decoration, or other installation visible from outside the Premises and suffered or installed by Tenant must be approved in advance and in writing by Landlord, in Landlord’s sole discretion. Landlord shall not unreasonably withhold consent to an identification sign on Tenant’s door at the entrance to its space.

(b)         Tenant shall be entitled to one listing, identifying Tenant, on the directory in the lobby and one listing on the directory on the landing outside the elevator on the floor on which the Premises are located.

5.8. Collection of Refuse.

(a)          Tenant shall arrange for collection of refuse at Tenant’s sole cost and expense, using a contractor designated by Landlord.

(b)         Tenant shall comply with all Legal Requirements regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Landlord may refuse to permit collection from Tenant of waste products, garbage, refuse or trash that is not separated and sorted as required by law, or require Tenant to arrange for collection of specific non-routine trash in a specific manner, at Tenant’s sole cost and expense. Tenant, utilizing counsel reasonably satisfactory to Landlord, shall indemnify, defend and hold Landlord harmless (including reasonable legal fees and expenses) from and against all fines, penalties, or damages imposed on Landlord or Tenant by reason of Tenant’s failure to comply with this Section, and all actions, claims and suits arising from such noncompliance.

5.9. Access to Premises; Security. Tenant shall have the right of access to the Premises 24 hours a day, 7 days a week. Landlord initially shall maintain a 24-hour attended lobby to screen visitors to the Building and shall provide and monitor cameras to record the exterior entrance to the main lobby and the freight lobby. Landlord may thereafter from time to time make reasonable changes to its methods of making the Building secure.

Article 6. Utilities and Services.

6.1. Generally. Except as expressly provided in this Lease, Tenant shall pay for all water, gas, electricity, telephone, and all other utilities used or consumed in the Premises, and shall pay all water, sewage and trash removal charges imposed by government authority or otherwise. Upon request, Tenant shall install any meter necessary for Tenant to make any such payments directly to the utility provider. Except as expressly provided in this Lease, Tenant shall arrange and pay for the entire cost and expense of all (a) wiring from the core of the floor on which the Premises are located, (b) telephone stations, (c) equipment and use charges, and (d) other materials and services for any utilities or telecommunications facilities utilized by Tenant.

6.2. Utilities and Services to be Provided by Landlord. As long as Tenant is not in default under this Lease, Landlord shall provide (i) passenger elevator facilities on business days from 8 a.m. to 6 p.m., with one passenger elevator subject to call at all other times; (ii) steam heat to the Premises on business days from 8 a.m. to 6 p.m., and on Saturdays from 9:00 a.m. to 12:00 p.m.; (iii) water for ordinary lavatory purposes, but if Tenant uses water for any other purposes or in unusual quantities, Landlord, at Tenant’s expense, may install a water meter, which Tenant shall keep in good working order and repair, and Tenant shall pay for water consumed per the meter as Additional Rent upon rendition of bills; (iv) air-conditioning/cooling to the Premises from May 15th through September 30th on business days (Monday through Friday, holidays excepted) from 8:00 a.m. to 6:00 p.m.; (v) ventilation to the Premises during the same hours except when air-conditioning/cooling is being furnished as stated above; (vi) freight elevator service on business days between 8:00 a.m. and 12:00 p.m. and between 1:00 p.m. and 4:00 p.m.; and (vii) 6 watts of electricity capacity per usable square foot of space in the Premises.

6.3. After-Hours and Additional Services. The Base Rent does not include the cost of furnishing heat, air-conditioning, elevator or mechanical ventilation to the Premises during periods other than the hours and days set forth in §6.2. (Periods other than those set forth in §6.2 shall be referred to as “Overtime Periods”). Accordingly, if Landlord shall furnish any heat, air-conditioning, mechanical ventilation or elevator services to the Premises during Overtime Periods, Tenant shall pay Landlord additional rent for such services at the standard rates fixed from time to time by Landlord. Tenant shall provide reasonable advance notice of its need for such services. If Landlord is unable or unwilling to supply those services, then Landlord, at Tenant’s expense, may install controls which permit Tenant to regulate when such overtime services are furnished.

6.4. Limitation on Landlord’s Liability. In no event shall Landlord be liable for any interruption or failure in the supply of any utility or service to the Premises unless such failure is caused by Landlord’s gross negligence or willful misconduct. Utilities and services furnished to the Premises are subject to and limited by all laws, rules, and regulations of any governmental authority affecting the supply, distribution, availability of or consumption of energy, including, but not limited to, heat, electricity, gas, oil and/or water. Landlord may also suspend operation of the heating system, the air conditioning system, the ventilation system, elevator service, the plumbing system, electric power systems, cleaning or other services when Landlord deems it necessary by reason of accident or emergency, or the making the necessary repairs, and such suspension may continue until such repairs have been completed. Landlord’s failure to furnish any of such services shall not constitute or give rise to any claim of an actual or constructive eviction; or entitle Tenant to any compensation or abatement or diminution of Rent; or relieve Tenant from any of its obligations under this Lease; or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant or injury to or interruption of Tenant’s business or otherwise.

6.5. Electrical Current.

(a)           Landlord shall furnish electricity to Tenant on a “rent inclusion” basis in accordance with this section. Landlord shall have the right at any time and from time to time to measure Tenant’s consumption of electricity, including Tenant’s reasonable share of the electricity used by the HVAC system on the floor on which the Premises are located as measured by a survey performed by a qualified person. If Landlord on the basis of such measurement and survey reasonably determines that Tenant’s consumption of electricity exceeds the Electricity Inclusion Factor, then Landlord may charge Tenant, in addition to the Electricity Inclusion Factor, an amount equal to the cost of such additional consumption of electricity. If at any time the electric rates on the schedule pursuant to which Landlord purchases electricity for the Building shall exceed such rates in effect on the date of this Lease, including by reason of Landlord’s changing the electricity supplier for the Building, then, effective on and after the date of the change in the electric rates, Tenant shall pay as additional annual Base Rent and Electricity Inclusion Factor, an amount equal to the product of the Electricity Inclusion Factor set forth in §1.19 above multiplied by the ratio of the new such electric rates to such electric rates in effect on the date of this Lease. Landlord shall give Tenant prompt written notice of any such change and the amount thereof. The amount due for the period from the effective date of the change to the last day of the month in which Tenant receives notice of the change shall be paid within 10 days following the date of Landlord’s notice. Landlord shall furnish electric current to the Premises for the use of Tenant for the operation of the lighting fixtures and the electrical receptacles for ordinary office equipment in the Premises and there shall be no separate charge to Tenant for such electric current by way of measuring such electricity service on any meter. The annual Base Rent shall include the Electricity Inclusion Factor, which shall be collectible by Landlord in the same manner as annual Base Rent.

(b)            Tenant shall at all times comply with the rules, regulations, terms and conditions applicable to service, equipment, wiring and requirements of the public utility supplying electricity to the Building. Tenant shall not use any electrical equipment which, in Landlord’s reasonable judgment, would exceed the capacity of any of the electrical conductors or equipment in or otherwise servicing the Premises, or interfere with the electrical service to other tenants of the Building, or exceed 6 watts per square foot of usable space within the Premises. If, in Landlord’s sole judgment, Tenant’s electrical requirements necessitate installation of an additional riser, risers or other proper and necessary conductors or equipment, including, without limitation, any switchgear, Landlord shall so notify Tenant of whether same can be provided in a commercially reasonable manner and, if so, the cost of providing it. Within 5 business days after receipt of such notice, Tenant shall either cease use of such electrical equipment or agree to pay 50% of such cost immediately and the balance upon completion of the work and rendition of a bill, in each case as Additional Rent.

(c)           Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric service furnished to the Premises by reason of any requirement, act or omission of the utility company serving the Building or for any other reason not attributable to the gross negligence of Landlord.

6.6. Cleaning Services. Tenant shall arrange for cleaning services for the interior of the Premises, for the interior of the exterior windows, and, if they tilt inward, for the exterior of the exterior windows, in each case at Tenant’s sole cost and expense, using a contractor from a list provided by Landlord. All cleaning shall be performed at such times and in such a manner as Landlord may reasonably determine pursuant to Rules and Regulations for the Building.

Article 7. Condition of Premises.

7.1. Condition of Premises and Building. Tenant represents that it has inspected the Premises, and agrees that Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare the Premises for Tenant’s occupancy, except as otherwise specifically provided for herein. Tenant hereby accepts the Premises in its condition on the date of this Lease, “as is” and subject to violations, whether or not of record. Neither Landlord nor Landlord’s agents have made any representations or promises with respect to the physical condition of the Building, the land upon which it is erected or the Premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the Premises except as expressly set forth in this Lease, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease. Tenant acknowledges that Tenant’s taking possession of the Premises shall be conclusive evidence that the Premises and the Building were in good and satisfactory condition at the time possession was taken, except as expressly set forth herein. Notwithstanding the foregoing provisions of this §7.1, on or before the Commencement Date Landlord shall (a) leave for Tenant all unclaimed furniture located in the Premises on the date of this Lease, (b) at Landlord’s option, either professionally clean the existing carpet in the Premises to a “class A” condition or remove such existing carpet and install in its place new Building-standard carpet, (c) repaint the Premises (not including the ceiling) in a Building-standard color chosen by Tenant, and (d) install, at Tenant’s expense, a new coordinating “glass” office wall along the southeastern open area of the Premises. Landlord shall provide Tenant with an estimate of the cost of installing such wall prior to commencing work on it.

7.2. Quiet Enjoyment. Landlord covenants and agrees with Tenant that upon Tenant paying the Base Rent and Additional Rent and observing and performing all the terms, covenants and conditions on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises, subject, nevertheless, to the terms and conditions of this Lease and to the ground leases, underlying leases and mortgages mentioned herein.

7.3. Failure to Give Possession. If Landlord is unable to give possession of the Premises on the Commencement Date because of the holding-over or retention of possession of any tenant, subtenant or occupant or because a certificate of occupancy has not been procured for the Premises or the Building, or for any other reason, Landlord shall not be subject to any liability for failure to give possession on such date, the validity of the Lease shall not be impaired, and the Expiration Date shall not be extended, but the rent payable hereunder shall be abated (unless Tenant is responsible for Landlord’s inability to obtain possession) until Landlord has given Tenant written notice that Landlord is able to deliver possession in the condition required by this Lease. If permission is given to Tenant to enter into the possession of the Premises or to occupy premises other than the Premises before the Commencement Date, then such possession or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease except the obligations to pay the fixed annual Base Rent set forth in this Lease and to pay utilities.

Article 8. Alterations during Term; Maintenance of and Repairs to Premises.

8.1. Alterations During Term.

(a)         As used in this Lease, the term “Alterations” shall mean any changes, alterations, installations, additions, or improvements, of any nature, in or to the Premises. Tenant shall make no Alterations without Landlord’s prior written consent, provided, however, that, subject to Landlord’s prior written consent, which shall not be unreasonably withheld or delayed, and subject to compliance at all times with all applicable laws and governmental rules and regulations and Landlord’s reasonable requirements relating to construction and alterations, Tenant may make nonstructural decorative interior Alterations costing less than $1,000 in the aggregate. Tenant shall give to Landlord at least 10 business days’ prior written notice of the expected date of commencement of any work relating to Alterations. Tenant shall discharge any mechanic’s or materialman’s liens imposed in connection with the Alterations pursuant to §8.6.

(b)         Tenant may not make any changes or installations to the exterior of the Premises or which will be visible from the exterior of the Premises. No window-type air conditioner may be installed in the Building or through any of its exterior walls and no equipment may be installed on the roof of the Building. No openings may be cut in the roof, floors, or exterior walls of the Building.

(c)          If Landlord approves an Alteration, then in order to compensate Landlord for the cost of reviewing and inspecting the Alteration during the Term and of coordinating entry by Tenant’s workers and the performance of the Alteration so as not to disrupt other tenants within the Building, Tenant shall pay to Landlord an administrative fee equal to 8% of the cost of the Alteration. Such fee shall be payable as Additional Rent upon demand by Landlord. Landlord may base its calculation of the amount of such fee upon an invoice from the contractor performing the work, and shall be provided with same upon demand.

8.2. Maintenance, Repairs and Alterations to Building by Landlord.

(a)          Subject to the other provisions of this Lease, Landlord shall maintain in good order, condition and repair the public portions and structural elements of the Building, including the foundation, bearing walls, columns, and roof.

(b)           Landlord shall have the right to change the arrangement or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building, or the name, number or designation by which the Building may be known, or the manner in which the Building is heated, at any time without such changes constituting an eviction and without incurring liability to Tenant therefor. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord or others making repairs, alterations, additions or improvements in or to any portion of the Building or the Premises or in or to the fixtures, appurtenances, or equipment thereof. Furthermore, Tenant shall not have any claim against Landlord by reason of Landlord’s imposition of controls on the manner of access to the Building by Tenant’s invitees as the Landlord may deem necessary for the security of the Building and its occupants.

8.3. Maintenance and Repairs by Tenant.

(a)           Tenant, at its sole cost and expense, shall maintain the Premises in good order, condition and repair, reasonable wear and tear excepted, including electric light bulbs; interior surfaces of the ceilings, walls and floors; doors; window panes and frames; electrical wiring, switches and fixtures; and all equipment and fixtures installed by or at the expense of Tenant. Tenant shall use contractors approved by Landlord. Tenant shall not make any repair affecting the windows, doors, structure or utility systems of the Building without first notifying Landlord in writing. After notice from Tenant, Landlord shall have the right. (but not the obligation) to make such repair on Tenant’s behalf, at the expense of and for the account of Tenant. If Tenant fails to maintain the Premises in good order, condition and repair, Landlord may give Tenant notice to do such acts as are reasonably required so to maintain the Premises. If Tenant fails to promptly commence such work and diligently prosecute it to completion, Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly upon demand therefor with interest at 18% per annum. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant as a result of performing any such work. Tenant expressly and irrevocably waives the benefit or applicability of any statute which would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Premises in good order, condition and repair.

(b)         Tenant shall give prompt notice of any defective condition in the Premises for which Landlord may be responsible hereunder. Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Landlord to comply with the covenants of this or any other article of this Lease. Tenant’s sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article shall not apply in the case of fire or other casualty which are dealt with elsewhere in this Lease.

(c)          Tenant shall be responsible for the cost of repairing all damage or injury to the Premises or to any other part of the Building, and the systems and equipment thereof, whether requiring structural or nonstructural repairs, which is caused by or results from carelessness, omission, neglect or improper conduct of Tenant, its agents, employees, invitees or licensees, or which arises out of any work, labor, service or equipment done for or supplied to Tenant or arising out of the installation, use or operation of the Tenant’s property or equipment.

8.4. Cleaning of Windows. Tenant will not clean nor permit to be cleaned any window in the Premises from the outside in violation of any applicable law, and without prior notice to Landlord. Tenant shall clean the windows as provided in §6.6 above. Landlord shall have no obligation to clean windows.

8.5. Landlord’s Rights as to Installations in and Access to Premises. Landlord may place, maintain and repair installations and equipment of any kind in, upon and under the Premises as necessary or desirable for the servicing of the Premises and any other portion of the Building. Landlord may also enter the Premises at all times in order to inspect them, to exhibit them to prospective purchasers, mortgagees, tenants and lessees, and to make such repairs, additions, alterations or improvements as Landlord may deem desirable. Tenant hereby expressly waives any claim for damages for any injury or inconvenience to, or interference with, Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. Landlord shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Tenants vaults and safes. Landlord may use any and all means which Landlord may deem proper to open such doors in an emergency in order to obtain entry to the Premises. No entry by Landlord upon the Premises shall under any circumstances be construed or deemed to be a forcible or unlawful entry into or detainer of the Premises or an eviction of Tenant from the Premises or any portion thereof.

8.6. Mechanic’s Liens. Tenant shall keep the Building and the Premises free from any liens arising out of work performed on or materials furnished to the Premises or obligations incurred by Tenant and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. If within 15 days following the imposition of any such lien or encumbrance Tenant shall not cause such lien or encumbrance to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the attorneys’ fees and costs, and the same shall be payable to Landlord by Tenant upon demand as Additional Rent with interest thereon at 14% per annum. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord and the Premises and any other party having an interest therein from mechanics’ and materialmen’s liens.

8.7. Adjacent Excavation-Shoring. If an excavation is made upon land adjacent to the Premises, Tenant shall afford to the person causing such excavation a license to enter the Premises for the purpose of doing such work as such person shall deem necessary to preserve the wall or the Building from injury or damage and to support the wall or Building by proper foundations and shall make no claim against Landlord for damages or indemnity, or for diminution or abatement of rent.

Article 9. Insurance.

9.1. Tenant’s Insurance. At all times during the term of this Lease, Tenant shall procure and continue in force the following insurance coverage:

(a)          Broad form comprehensive general liability insurance covering bodily injury and property damage of not less than $2,000,000 for any single injury and $2,000,000 for any single occurrence;

(b)          Fire and extended coverage insurance, including vandalism and malicious mischief coverage, in an amount equal to the full replacement value of all fixtures, furniture and improvements installed by or at the expense of Tenant, and naming Landlord as loss payee;

(c)          Contractual liability insurance endorsements with respect to Tenant’s liability under this Lease;

(d)          Workers’ compensation insurance policy providing statutory benefits for Tenant’s employer’s liability;

(e)          Intentionally omitted; and

(f)           Such other or additional insurance in such types and amounts as Landlord may reasonably require.

9.2. Contents of insurance Policies. All insurance shall name Landlord, its managing agent, the present and any future mortgagee of the Building, and any other persons specified by Landlord from time to time as additional insureds. Such insurance shall be maintained with companies licensed to do business in New York State and having a rating of not less than A- in “Best’s Insurance Guide.” Tenant shall furnish to Landlord certificates of coverage on the Commencement Date and thereafter not less than 30 days prior to the expiration of each policy. All policies shall contain a provision that no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after 30 days’ prior written notice to Landlord by the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of the coverage which Landlord may carry. At least 30 days prior to the expiration of such policies. Tenant shall furnish Landlord with renewals or binders. If Tenant does not maintain any required insurance, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and charge Tenant the premiums together with a 25% handling charge, payable upon demand. Tenant may provide such insurance coverage pursuant to blanket policies if they expressly afford coverage to the Premises and to Tenant as required by this Lease. The foregoing minimum limits of policies shall in no event limit the liability of Tenant under this Lease.

9.3. Subrogation. Landlord and Tenant shall each procure an appropriate waiver of subrogation clause or consent to waiver of right to recovery clause in (or endorsement on) any “all-risk” property insurance covering the Premises and the Building and their respective alterations, construction and other improvements, personal property, fixtures, furniture, inventory and equipment located thereon or therein. Such clause or endorsement shall state that their respective insurers waive subrogation or consent to a waiver of right of recovery against the other party, to the extent permitted by law. Neither Landlord nor Tenant will make any claim against or seek to recover from the other or its partners, directors, officers, shareholders or employees for any loss or damage to their property or the property of others resulting from fire or other hazards covered by such “all-risk” property insurance policies to the extent that such loss or damage is actually recoverable under such policies (exclusive of any deductibles). Such waiver will not apply in the event of loss or damage resulting from the other party’s gross negligence or willful misconduct. Any insurance policies herein required to be procured by Tenant shall contain an express waiver of any right of subrogation by the insurer against Landlord.

9.4. Lender as insured. At Landlord’s option, any mortgage lender interested in any part of the Building or the Premises may be afforded coverage under any policy required to be secured by Tenant hereunder, by use of a mortgagee’s endorsement to the policy concerned.

9.5. No Coverage for Tenant’s Personal Property. Landlord shall not be obligated to repair any damage to or to carry insurance on the alterations, construction and other improvements installed by Tenant within the Premises or on Tenant’s fixtures, furnishings, equipment, personal property or inventory located in the Premises, or to carry insurance against interruption of Tenant’s business.

9.6. Compliance with Insurance Requirements. Tenant shall not keep anything in the Premises or use the Premises in a manner which will increase the insurance rate for the Building over that in effect prior to the commencement of Tenant’s occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages imposed upon Landlord by Tenant’s failure to comply with this section. If Landlord’s fire insurance rate shall increase during the Term as a result of Tenant’s use or manner of use, then Tenant shall reimburse Landlord, as Additional Rent hereunder, for the increase. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or “make up” of rates for the Building or Premises issued by a body making fire insurance rates applicable to the Premises shall be conclusive evidence of the facts therein stated and of the items and charges in the fire insurance rates then applicable to the Premises.

Article 10. Indemnities.

10.1. Indemnification by Tenant. Tenant shall defend, indemnify and save harmless Landlord and any managing agent, mortgagee or lessor under any ground or underlying lease, and their respective agents, officers and employees, contractors, licensees and invitees (collectively, “Indemnitees”), from and against all loss or liability, claims, suits, demands, damages, judgments, costs, interest and expenses (including reasonable counsel fees, witness fees and disbursements incurred in the defense of any action or proceeding), to which they may be subject or which they may suffer, by reason of any claim for any injury to, or death of, any person or persons (including Landlord, its agents, contractors, employees, licensees and invitees) or damage to property (including any loss of use thereof) or otherwise arising from or in connection with the occupancy or use of the Premises, or from any work, installation or thing whatsoever done at the Premises or performed by Tenant within the Building (whether or not with Landlord’s consent), from and after the execution of this Lease; resulting from any breach of Tenant’s obligations under this Lease; or from any act, omission or negligence of Tenant or any of Tenant’s officers, directors, agents, contractors, employees, subtenants, licensees or invitees (individually and collectively, “Claims”). Tenant shall pay, satisfy and discharge any judgments, orders and decrees which may be recovered against any indemnitee in connection with a Claim within thirty days after the rendering thereof if any action or proceeding is brought against any indemnitee by reason of any such claim, Tenant, upon written notice from Landlord, shall resist or defend such action or proceeding by counsel approved by Landlord in writing, such approval not to be unreasonably withheld.

10.2. Limits on Landlord’s Liability for Loss or Damage.

(a)           Landlord shall not be responsible or liable to Tenant for any loss or damage to Tenant or its property, or property under Tenant’s care and custody, for any reason, including (but not limited to) damage caused by water, steam, leakage, fire, theft, or vandalism, or by the bursting, stoppage or overflow of any drain, or any water or sewer or sprinkler pipe, unless resulting from Landlord’s gross negligence.

(b)           Landlord and its agents will not be liable for any loss or damage caused by other tenants or persons in, upon or about the Building or caused by operations in construction of any private, public or quasi-public work.

(c)           Landlord shall not be liable for any damage Tenant may sustain if at any time any windows of the Premises are closed, darkened or bricked up (whether temporarily or permanently) for any reason, and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder or constitute an eviction.

10.3. Recourse by Tenant. Tenant shall look only to Landlord’s current rents, issues, profits and other income Landlord receives from the Building, net of current operating expenses, liabilities, reserves and debt service, for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or liability by Landlord hereunder. No other property or assets of Landlord and no property of any officer, employee, director, shareholder, partner or principal of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect, to this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use or occupancy of the Premises.

Article 11. Damage or Destruction.

11.1. Landlord’s Obligations. Tenant shall give immediate notice to Landlord if the Premises are damaged by fire or other casualty, and this Lease shall continue in full force and effect except as set forth below. If the Premises shall be partially damaged by any casualty insured against in any insurance policy maintained by Landlord, Landlord shall repair the Premises upon receipt of insurance proceeds. Until such repair is complete, the Basic Rent and Additional Rent shall be abated proportionately as to any portion of the Premises rendered untenantable. If, however, by reason of such occurrence (a) the Premises are rendered wholly untenantable; or (b) the Premises are damaged as a result of a risk which is not covered by insurance; or (c) the Premises are damaged during the last 24 months of the Term or of any renewal; or (d) insurance proceeds or a portion thereof are applied by the lender to the satisfaction of Landlord’s mortgage on the Building; or (e) the Premises or the Building is damaged to the extent of 50% or more of the then-monetary value thereof, Landlord may either elect to repair the damage or may cancel this Lease by notice of cancellation within 60 days after such event and thereupon this Lease shall expire upon the date specified in such notice as fully and completely as if such date were the date set forth above for the termination of this Lease and Tenant shall forthwith quit, surrender and vacate the Premises without prejudice to Landlord’s rights and remedies against Tenant under the Lease as in effect prior to such termination. In that case Tenant’s liability for rent upon the termination of this Lease shall cease as of the date of the occurrence of such casualty. If Landlord elects to repair any such damage, Tenant shall cooperate with Landlord’s restoration by promptly removing from the Premises all of tenant’s salvageable inventory and moveable equipment, furniture and other property. Tenant’s liability for rent shall resume 5 days after notice the Premises have been repaired. If the damage is caused by the negligence of Tenant or its employees, agents, invitees or concessionaires, there shall be no abatement of rent. Except for abatement of rent (if any), Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration, nor shall Tenant have the right to terminate this Lease as the result of any statutory provision now or hereafter in effect pertaining to the damage and destruction of the Premises or the Building, except as expressly provided herein.

11.2. Restoration of Tenant’s Fixtures and Equipment. Landlord shall not be required to repair any injury or damage caused by fire or any other cause, or to make any restoration or replacement of any paneling, decoration, partition, railing, floor covering, office fixture or any other improvement or property installed in the Premises by Tenant or at the direct or indirect expense of Tenant. Unless this Lease is terminated by Landlord pursuant to §11.1, Tenant shall restore or replace such improvements and property in the event of injury or damage to a condition at least equal to that existing prior to the destruction or casualty.

Article l2. Assignment and Subleasing.

12.1. No Sublease or Assignment. Tenant shall not transfer, assign, mortgage or hypothecate this Lease, in whole or in part, permit the use of the Premises by any person or persons other than Tenant, its employees, customers and others having lawful business with Tenant, or sublet the Premises or any part thereof, without the prior written consent of Landlord in each and every instance, at Landlord’s sole discretion. Such prohibition against assigning or subletting shall include any assignment or subletting by operation of law. Any transfer of this Lease from Tenant by merger, consolidation, transfer of assets or liquidation shall constitute an assignment for purposes of this Lease. If Tenant is not a natural person, the transfer, assignment, reallocation or hypothecation of any stock or interest in such entity so as to transfer a record or beneficial interest in the aggregate in excess of 49% of such interest pursuant to a common plan, whether in a single transaction or a series of transactions, shall be deemed an assignment within the meaning of this §12.1.

12.2. Effect of Unauthorized Transfer. Any assignment or subletting without Landlord’s consent shall be void ab initio and shall constitute a default hereunder which, at the option of Landlord, shall result in the termination of this Lease or the exercise of Landlord’s other remedies hereunder (except that until the default is cured, the proposed assignee or subtenant will be deemed to be guaranteeing Tenant’s obligations hereunder). Consent to any assignment or subletting shall not operate as a waiver of the necessity for consent to any subsequent assignment or subletting and the terms of such consent shall be binding upon any person holding by, under or through Tenant.

12.3. Landlord’s Right to Terminate Lease or Take Sublease Upon Proposed Sublease or Assignment. Tenant shall not offer to sublease any of the Premises or to assign this Lease before delivering to Landlord a written notice that Tenant intends to seek a subtenant or assignee. Tenant shall not offer to sublease or assign at a base rent lower than the rent offered by Landlord for comparable vacant space in the Building. All documents circulated by Tenant in connection with any solicitation shall be subject to the prior approval of Landlord.

12.4. Collection not Waiver or Consent. If this Lease is assigned or if the Premises or any portion thereof are sublet or occupied by any person other than Tenant, Landlord may collect rent and other charges from such assignee or other party, and apply the amount collected to the rent and other charges reserved hereunder, but such collection shall not constitute consent or waiver of the necessity of consent to such assignment, subletting or other transfer, nor shall such collection constitute the recognition of such assignee, subtenant or other party as Tenant hereunder or a release of Tenant from further performance of any covenant or obligation herein. No consent by Landlord to any assignment, subletting or other transfer by Tenant shall relieve Tenant of any obligation to be performed by Tenant hereunder, whether occurring before or after such consent, assignment, subletting or other transfer. If Landlord shall consent to any assignment, subletting or other transfer hereunder, Tenant shall pay or reimburse Landlord’s reasonable fees and costs, including attorneys’ fees, incurred in connection with the processing of documents necessary to the giving of such consent.

Article 13. Defaults and Remedies.

13.1. Default by Tenant. Upon the occurrence of any of the following events, Tenant shall be deemed in default under this Lease:

(a)          Tenant’s failure to pay any installment of Base Rent or Additional Rent or any other sum due hereunder within five days after written notice of nonpayment; provided, however, that if in any Lease Year (as such term is defined in §1.14) Tenant shall pay any installment of Base Rent or Additional Rent or any other sum due hereunder more than five days after it shall be due, then Tenant shall be deemed in default under this Lease upon Tenant’s failure to pay within five days after it shall be due any installment of Base Rent or Additional Rent or any other sum becoming due on or after the sixth day after the due date of the aforementioned sum paid late by Tenant through and including the last day of the same Lease Year;

(b)           Assignment of this Lease or subleasing of any portion of the Premises in violation of Article 12;

(c)           Failure to keep the insurance policies for the Premises in full force and effect, or to deliver the policies to Landlord upon request;

(d)           Default by Tenant under any other agreement between Tenant and Landlord;

(e)         The Building’s or the Premises’ becoming subject to any mechanic’s, materialman’s or other lien which arises out of work performed or materials furnished to the Premises or obligations incurred by Tenant and which remains undischarged of record (by payment, bonding or otherwise) for 30 days;

(f)          Tenants failure to deliver to Landlord, within 10 days after request by Landlord, any estoppel certificate required under this Lease;

(g)          Default under any guaranty or indemnity executed in connection herewith which continues after the expiration of any applicable grace periods;

(h)          Tenant’s or any guarantor’s becoming bankrupt or insolvent or filing any debtor proceedings or having taken against it, in any court, pursuant to state or federal statute, a petition in bankruptcy or insolvency, or reorganization, or the appointment of a receiver or trustee; or Tenant’s petitioning for or entering into an arrangement or suffering this Lease to be taken under a writ of execution;

(i)           Tenants not taking possession of the Premises within 30 days after the Date of this Lease, or Tenant’s vacating or abandoning the premises; or

(j)           Tenant’s failure to perform any other term, condition, or covenant to be performed by it pursuant to this Lease within 15 days after written notice; or if such default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said 15-day period, Tenant’s failure to diligently commence curing such default within such 15-day period or Tenant’s failure thereafter with reasonable diligence and in good faith to proceed to remedy or cure such default.

13.2. Conditional Limitation. If Landlord has given the notice provided for in §13.1 and Tenant has not cured the breach, or if Tenant shall default in the payment of any basic rent or Additional Rent, Landlord may serve a written 5 days’ notice of cancellation of this Lease upon Tenant. Upon the expiration of such 5-day period, this Lease and the Term shall end and expire as fully and completely as if the expiration of such 5-day period were the day originally fixed for the end of this Lease, and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided and Landlord shall have the other remedies set forth in this Lease.

13.3. Landlord’s Remedies. If Tenant defaults, Landlord shall have the following remedies:

(a)           Landlord, without notice, may re-enter the Premises (either by force or otherwise) and dispossess Tenant (by summary proceedings or otherwise) and the legal representative of Tenant or other occupants of the Premises and remove their effects and hold the Premises as if this Lease had not been made. Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall default hereunder before the date fixed as the commencement of any renewal or extension of this Lease, Landlord may cancel and terminate such renewal or extension agreement by written notice.

(b)             All installments of Base Rent (and Additional Rent at the level at the time of default) through and including the original Expiration Date shall immediately become due and payable. Landlord may re-let the Premises or any parts thereof, either in the name of Landlord or otherwise, for any term, whether more or less than the term of this Lease, and may grant concessions or free rent or charge a higher rental than that in this Lease. Tenant or its legal representatives shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform Tenant’s covenants in this Lease any deficiency between the rent reserved in this Lease and the net amount, if any, of the rents collected on account of the re-let lease or leases of the Premises for each month of the period which would otherwise have constituted the balance of the Term. The failure of Landlord to re-let any part of the Premises shall not release or affect Tenant’s liability for damages. In computing such liquidated damages there shall be added to the deficiency all expenses which Landlord may incur in connection with re-letting, such as legal expenses, reasonable attorneys’ fees, brokerage, advertising and the costs of keeping the Premises in good order or for preparing the Premises for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this Lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord, in putting the Premises in good order or preparing it for re-rental, may make such alterations, repairs, replacements, and decorations in the Premises as Landlord, in Landlord’s sole judgment, considers advisable and necessary for the purpose of re-letting the Premises, and the making of such alterations, repairs, replacements, and decorations shall not operate or be construed to release Tenant from liability under this Article. Landlord shall not be liable in any way whatsoever for failure to re-let the Premises, or, if the Premises are re-let, for failure to collect the rent due under such re-letting, and in no event shall Tenant be entitled to receive any excess of such net rents collected over the sums payable to Tenant to Landlord hereunder.

(c)             Landlord may recover from Tenant, and Tenant shall pay Landlord, on request, in lieu of any further deficiency pursuant to paragraph (b) of this section (as liquidated damages) the amount by which the unpaid rent for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the additional rent for each year thereof to be the same as was payable for the year immediately preceding the termination, re-entry or obtaining of possession) exceeds (ii) the then fair and reasonable rental value of the Premises, including the additional rent for the same period, both discounted to present value at the rate of 4% per annum. If, before presentation of proof of liquidated damages, Landlord relets the Premises or any portion of the Premises for any period pursuant to a bona fide lease with an unrelated third party, then the net rents payable in connection with the reletting shall be considered to be the fair and reasonable rental value for the Premises or the portion of the Premises relet during the term of the reletting. If Landlord relets the Premises, or any portion of the Premises, together with other space in the Building, the rents collected under the reletting and the expenses of the reletting shall be equitably apportioned for the purposes of this Article.

(d)           Nothing contained in this Lease shall be considered to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages or otherwise by any law, rule, or regulation.

13.4. Equitable Rights. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not provided for elsewhere in this Lease.

13.5. Landlord’s Right to Cure Tenant’s Breaches. If Tenant shall fail to perform any obligation hereunder, Landlord, after notice to Tenant, may perform the obligation on behalf of and for the account of Tenant, and the cost of performing such obligation, together with a 10% administrative fee and interest at the maximum legal rate, shall be Additional Rent payable to Landlord upon demand.

13.6. Waiver of Right of Redemption. Tenant expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant’s being evicted or dispossessed for any cause, or in the event of Landlord’s obtaining possession of Premises for any reason, whether by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

13.7. Remedies Cumulative. Each remedy of Landlord provided for in this Lease shall be in addition to, and not in exclusion of, each other remedy available to Landlord.

13.8. Consents. If in this Lease it is provided that Landlord’s consent or approval as to any matter will not be unreasonably withheld or delayed, Tenant’s sole remedy for any claimed breach shall be an action for specific performance. If it is established by a court or body having final jurisdiction thereover that Landlord has been unreasonable, the only effect of such finding shall be that Landlord shall be deemed to have given its consent or approval. Landlord shall not be liable to Tenant in any respect for money damages under any circumstances by reason of withholding its consent.

13.9. Fees and Expenses. If Landlord is required to send any notice of default, demand, or engage in any action or other proceeding for which Landlord deems it advisable to retain an attorney, then Tenant shall pay Landlord for reasonable attorney’s fees incurred in connection with such notice, demand, action or proceeding, together with Landlord’s costs of enforcing this Lease, including attorney’s fees, witness fees and disbursements. Tenant shall be responsible for all of Landlord’s costs and expenses of enforcing this Lease or defending any claim or action brought by Tenant in connection with this Lease. The expenses incurred by reason of Tenant’s default shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within 10 days of rendition of any bill or statement to Tenant therefor. If the Term shall have expired at the time such expenditures are incurred, such sums shall be recoverable by Landlord as damages.

Article 14. Provisions relating to Termination of Lease.

14.1. Surrender of Premises. Upon the expiration of this Lease, Tenant shall peaceably surrender the Premises to Landlord broom clean, in good order and condition, ordinary wear and tear and loss by fire (unless caused by Tenant, its agents, servants, employees or invitees) excepted, and shall deliver all keys to Landlord. Before surrendering the Premises, Tenant shall remove from the Premises and the Building all Alterations, all of its personal property and trade fixtures and such other property as Landlord shall have the right to require the removal of, in such a way as not to damage the Premises or the Building, unless such damage shall be unavoidable, in which event Tenant shall advise Landlord in advance and in writing and in reasonable detail of what Tenant proposes to do that will cause such damage, and shall perform such removal so as to minimize any damage to the Premises and the Building. Without limiting the generality of the foregoing, if during the Term any portion of the Premises has been painted in a color different from its color on the date of this Lease, then Tenant shall repaint such portion in such initial color or shall pay Landlord’s reasonable cost of doing so. Tenant shall be responsible for all costs, expenses and damages incurred in such removal. All of the foregoing property not removed from the Premises upon the abandonment thereof or upon the termination of this Lease for any cause whatsoever shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or any other person and without any obligation to account therefor. Tenant shall pay Landlord upon demand all expenses incurred in connection with the disposition of such property. Upon termination of the Term, Tenant shall deliver to Landlord all keys to the Premises. However, no surrender of the Premises shall be effected by Landlord’s acceptance of the keys or of the rent or by any other means whatsoever without Landlord’s written acknowledgment of such acceptance as surrender. Tenant shall not be released from obligation in connection with surrender of the Premises until Landlord has inspected the Premises and delivered to Tenant a written release. Tenant shall indemnify Landlord against any loss or liability resulting from delay by Tenant in so surrendering the Premises, including without limitation thereto, any claims made by any succeeding tenant founded on such delay.

14.2. Repair of Damage. Tenant, at its sole cost and expense, shall repair to Landlord’s reasonable satisfaction any damage to the Building or the Premises caused by or in connection with the removal of any articles of personal property, business or trade fixtures, machinery, equipment, cabinetwork, furniture, movable partitions, or temporary or permanent Alterations.

14.3. Holding Over.

(a)           If Tenant holds over in possession after the expiration or an earlier termination of the Term, such holding over shall not extend the Term or renew the Lease, nor establish a month-to-month tenancy (but such holding over shall be subject to all of covenants and conditions of this Lease), except that the charge for use and occupancy of such holding over (“Use Fee”) for each calendar month or part thereof shall be two times the sum of

(i)           1/12th of the highest annual Base Rent set forth in this Lease; plus

(ii)          1/12th of all other items of annual Additional Rent which would have been payable had this Lease not expired; plus

(iii)        all other items of Additional Rent (not annual Additional Rent) which would have been payable had this Lease not expired.

(b)         Tenant shall pay to Landlord the Use Fee, in full and without setoff, on the first day of each month for which the Use Fee is due. Tenant agrees that said Use Fee is commercially reasonable.

14.4. Landlord’s Right to Require Relocation and Substitution of Premises. Landlord may relocate Tenant to other space within the Building, if in Landlord’s reasonable judgment such space is comparable in size and sufficient for Tenant’s intended use. If Landlord shall elect to relocate Tenant pursuant to the provisions of this Section, Landlord shall give Tenant not less than 60 days’ written notice, indicating the location of Tenant’s new space and the date on which Tenant shall move to Tenant’s new space in the Building. Upon receipt of notice from Landlord that Landlord elects to relocate Tenant pursuant to the provisions hereof, Tenant shall notify Landlord, not later than 20 days after receipt of such notice, either that Tenant will move to the space designated by Landlord in the Building or that Tenant will not accept such move and elects to terminate this Lease, such termination to be effective 30 days after Tenant so notifies Landlord. If Tenant does not give either such notice to Landlord within such 20-day period, then this Lease shall terminate 30 days after the date of Landlord’s notice to relocate as if the date specified were the originally scheduled Expiration Date. If Tenant elects to be relocated, Landlord shall pay Tenant’s reasonable out-of-pocket cost of moving to the new space. When tenant has moved, the new space shall become the “Premises” which is the subject of this Lease. Otherwise, neither the terms of this Lease nor Tenant’s duties and obligations hereunder shall be affected by relocation of Tenant to other space in the Building. If Tenant elects not to relocate and to terminate this Lease, Landlord shall have no liability to Tenant for earlier termination of this Lease or for any cost or expense of moving from the Premises.

Article 15. Eminent Domain.

If the whole or any part of the Premises shall be acquired or condemned by Eminent Domain for any public or quasi-public use or purpose, then and in that event, the Term shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired portion of the Term, and Tenant hereby assigns to Landlord its entire interest in any such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant’s moving expenses and personal property, trade fixtures and equipment, if Tenant is entitled under the terms of this Lease to remove such property, trade fixture and equipment at the end of the Term and if such claim does not reduce Landlord’s award.

Article 16. Subordination; Attornment; Rights of Mortgagee; Amendment.

16.1. Subordination. This Lease shall automatically be subject and subordinate to any existing or future mortgage, any and all advances made under any mortgage, any ground or underlying lease, and all renewals, modifications, amendments, consolidations, replacements and extensions of either. No documentation, other than this Lease, shall be required to evidence such subordination, If any holder of a mortgage or deed of trust shall elect to have this Lease superior to the lien of its mortgage or deed of trust and shall give written notice thereof to Tenant, then this Lease shall be deemed prior to such mortgage or deed of trust or to the date of recording thereof. Tenant shall execute all documents required by Landlord to confirm such subordination or priority within 10 days of request therefor from Landlord. Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant’s attorney-in-fact and in Tenant’s name, place and stead to do so if Tenant fails to do so within such time period, and such power of attorney shall be deemed to be coupled with an interest. Without the prior written consent of Landlord, Tenant shall not subordinate its interests hereunder or in the Premises to any lien or encumbrance other than those encumbrances described in this §16.1. Any such unauthorized subordination by Tenant shall be void and of no force or effect whatsoever.

16.2. Attornment. If at any time (a) Landlord shall be the holder of a leasehold estate covering premises of which the Premises form a part, and if such leasehold estate shall expire or terminate for any reason, or (b) the Building, the Land or Landlord’s leasehold estate shall be affected by a mortgage, then at the election and upon the demand of any landlord of the premises of which the Premises are a part, or of any mortgagee in possession thereof, Tenant shall attorn to any such landlord or mortgagee upon the terms and conditions set forth in this Lease for the remainder of the Term, regardless of any rule of law to the contrary or absence of privity of contract. The foregoing provisions shall inure to the benefit of any such landlord or mortgagee and shall be self-operative without the necessity of the execution of any further instruments; but Tenant shall upon demand execute, acknowledge and deliver any instrument or instruments confirming such attornment. The foregoing shall not limit any other rights which such Landlord or mortgagee may then have under the law.

16.3. Rights of Mortagee. In the event of an act or omission or alleged act or omission by Landlord which would give Tenant the right to terminate this Lease or to abate the payment of rent or to claim a partial or total eviction, Tenant shall not exercise any such right unless (a) Tenant shall first have given written notice of such act or omission to Landlord and to the holder of any mortgage on the Building (whose name and address shall previously have been furnished to Tenant) and (b) neither Landlord nor any mortgagee shall have commenced to cure such act or omission within a reasonable period of time following the giving of such notice (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy).

16.4. Amendments in Connection with Financing. In connection with the procurement, continuation or renewal of any financing for which the Land or the Building represents collateral in whole or in part, if a lender shall request reasonable modifications of the Lease as a condition of such financing, Tenant will join with Landlord in amending this Lease, if such amendment does not materially and adversely affect Tenant’s economic interests under this Lease.

Article 17. Estoppel Certificates.

Within 10 days after Landlord’s request therefor on a form provided by Landlord, Tenant shall execute and deliver to Landlord an Estoppel Certificate in recordable form setting forth the following: (a) a ratification of this Lease; (b) the Commencement Date and Expiration Date hereof, (c) a certification that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing as shall be stated) and that this Lease represents the entire agreement between Landlord and Tenant; (d) that all conditions under this Lease to be performed by Landlord have been satisfied; (e) that there are no defenses or offsets against the enforcement of this Lease by Landlord, or, in the alternative, those claimed by Tenant; (f) the amount of advance rent, if any (or none if such is the case) paid by Tenant; (g) the date to which rent has been paid; (h) the amount of Base Monthly Rent, if any, that has been paid in advance and the amount of security deposited with Landlord; (i) whether or not Landlord is in default under this Lease (and if so, specifying the nature of the default); and (j) such other information as Landlord (or its mortgagees or potential purchasers of the Premises) may reasonably request. If Tenant fails to properly execute and deliver the Estoppel Certificate to Landlord within 10 days after Landlord has delivered to Tenant an Estoppel Certificate under this Article 17, Tenant shall be deemed to have authorized Landlord to respond to Landlord’s request as Tenant’s attorney-in-fact on Tenant’s behalf and Landlord is hereby authorized to so certify and deliver such certificate. Landlord’s mortgage lenders, assignees and purchasers shall be entitled to rely upon such Estoppel Certificate. Tenant’s failure to furnish any Estoppel Certificate within 10 days after request shall be a default under this Lease and it shall be conclusively presumed that (x) this Lease is in full force and effect without modification in accordance with the terms set forth in the request; (y) there are no breaches or defaults on the part of Landlord; and (z) no more than one month’s rent has been paid in advance.

Article 18. Rules and Regulations.

The rules and regulations in Exhibit “B” are hereby made a part of this Lease. Landlord may from time to time amend, modify, delete or add rules and regulations for the use and care of the Building and the Premises. Each such amendment, modification, deletion or addition shall be effective upon notice to Tenant. Tenant will cause its employees, visitors, agents, or any other persons permitted by Tenant to occupy or enter the Building to abide by all of such rules and regulations at all times. Upon any breach of such rules or regulations, Landlord may exercise any or all of its remedies in the event of default by Tenant and may, in addition, exercise any remedies available at law or in equity, including the right to enjoin any breach of such rules and regulations. No act performed by Landlord or its agents during the Term to enforce such rules and regulations shall constitute an eviction of Tenant by Landlord or an acceptance or surrender of the Premises. Landlord shall not be responsible to Tenant for the failure by any other tenant or person to observe any such rules and regulations.

Article 19. Bankruptcy.

19.1. Landlord’s Right to Cancel. Landlord may cancel this Lease by written notice to Tenant within a reasonable time after (a) the commencement of a case in bankruptcy, or under the laws of any state, naming Tenant as the debtor or (b) Tenant’s making an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the Premises but shall forthwith quit and surrender the Premises. If this Lease shall be assigned in accordance with its terms, the provisions of this Article shall be applicable only to the party then owning Tenant’s interest in this Lease.

19.2. Landlord’s Damages. Upon the termination of this Lease under §19.1, Landlord may recover from Tenant as and for liquidated damages all amounts of damages provided for in Article 13 above or elsewhere in this Lease or by law.

Article 20. Notices.

Any notice required or permitted under this Lease shall be in writing and shall be deemed sufficiently given or served if addressed as indicated in Article 1 and delivered by hand or sent for delivery on the next business day by overnight mail by recognized overnight courier (with receipt), or by United States certified mail, return receipt requested. The time of the giving of such notice shall be the time when the same is delivered by hand or sent for delivery by overnight mail or mailed as aforesaid. Each party may from time to time change the place to which notice is to be given under this Article by giving written notice thereof to the other party.

Article 21. Miscellaneous.

21.1. No Waiver. Landlord’s failure to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease or of any Rule or Regulation shall not prevent a subsequent act from having all the force and effect of an original violation. Landlord’s receipt of Base Rent or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach and no provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing and signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent nor shall any endorsement or statement of or on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or to pursue any other remedy in this Lease. No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. No employee or agent of Landlord shall have any power to accept the keys of the Premises on Landlord’s behalf prior to the termination of the Lease, and the delivery of keys to any such agent or employee shall not operate as a termination of the Lease or a surrender of the Premises.

21.2. Waiver of Trial by Jury; No Counterclaims. Landlord and Tenant each waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any emergency statutory or any other statutory remedy. If Landlord commences any proceeding or action for possession, including a summary proceeding for possession of the Premises, Tenant shall not interpose any counterclaim, except for statutory mandatory counterclaims.

21.3. Force Majeure. This Lease and the obligations of Tenant hereunder shall not be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease, or is unable to make, or is delayed in making any repair, additions, alterations or decorations, or is unable to supply or is delaying in supplying any equipment, fixtures, or other materials, if the reason for such inability or delay is strike or labor troubles or any cause beyond Landlord’s reasonable control, including government preemption or restrictions; or any rule, order or regulation of any governmental agency; or conditions resulting from war or other emergency.

21.4. Captions. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provisions thereof.

21.5. Binding Effect. The covenants, conditions and agreements contained in this Lease shall bind and insure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and (except as may be otherwise provided in this Lease) assigns. Each provision to be performed by Tenant shall be construed to be both a covenant and a condition, and if there shall be more than one Tenant, they shall all be bound, jointly and severally, by such provisions.

21.6. Execution and Delivery. Landlord’s submission of this Lease to Tenant for execution shall confer no rights and impose no obligations on either party unless and until both Landlord and Tenant shall have executed this Lease and duplicate originals thereof shall have been delivered to the respective parties. At Landlord’s option, this Lease shall be void and of no force and effect if the check given hereunder for the Security Deposit and first month’s rent is not honored on first deposit, and Tenant shall be liable for any costs of Landlord (including attorney’s fees) incurred in connection with the execution of this Lease and enforcement of Landlord’s rights hereunder.

21.7. Attachments. Exhibits referred to in this Lease and any addendums, riders and schedules attached to this Lease shall be deemed to be incorporated in this Lease as though a part hereof.

21.8. Recording. Tenant shall not record this Lease or a memorandum hereof without Landlord’s prior written consent. Landlord, at its option and at any time, may file this Lease or a memorandum hereof for record with the City Register.

21.9. Partial Invalidity. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

21.10. Broker’s Commissions. Each of Landlord and Tenant covenants, warrants and represents to the other that it has not dealt with any broker except Newmark & Company Real Estate, Inc. who brought about this Lease. Landlord shall pay such broker’s commission pursuant to a separate agreement. Each of Tenant and Landlord shall indemnify and hold the other harmless from and against any claims for any brokerage commissions, including without limitation attorneys’ fees and expenses, arising out of any conversation or negotiation had by the indemnifying party with any other broker or finder.

21.11. Entire Agreement, etc. This Lease and the Exhibits, Riders and or Addenda, if any, attached hereto constitute the entire agreement between the parties with respect to the subject matter hereof. Any guaranty attached hereto is an integral part of this Lease and constitutes consideration given to Landlord to enter into this Lease. Any prior conversations or writings are merged herein and extinguished. No subsequent amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed.

21.12. Time of Essence. Time is of the essence as to all time periods contained in this Lease.

21.13. No Joint Venture, etc. Nothing contained in this Lease shall be deemed to constitute or be construed or implied to create the relationship of principal and agent, partnership, joint venture or any other relationship between the parties hereto, other than the relationship of landlord and tenant.

21.14. Authorization. If Tenant is not a natural person, (a) Tenant represents and warrants (i) that Tenant is duly constituted and is qualified to do business in New York; (ii) that all of Tenant’s franchise, corporate or other applicable taxes have been paid to date; and (iii) that all future forms, reports, fees and other documents necessary for Tenant to comply with applicable laws shall be filed and paid by Tenant when due; (b) each person executing this Lease on behalf of Tenant represents and warrants that he or she, and Tenant, are duly authorized to execute and deliver this Lease; and (c) Tenant shall deliver to Landlord within ten (10) days after written notice (i) a good standing certificate issued by the state under the laws of which Tenant is organized, (ii) a copy of the certificate of incorporation and bylaws, or articles of organization and limited liability company agreement, or limited partnership certificate and limited partnership agreement, or other organizational documents of Tenant, including all amendments thereto, certified by the secretary or manager or member or general partner or other appropriate representative of Tenant to be true, correct, and complete and in full force and effect, (iii) if applicable, Tenant’s authorization to do business in the State of New York, (iv) if applicable, resolutions of the board of directors, or shareholders, of Tenant authorizing Tenant to execute and deliver this Lease and authorizing one or more officers of Tenant to do so on behalf of Tenant, and (v) if applicable, an incumbency certificate, executed by Tenant’s secretary, naming the officers of Tenant, containing their signatures, and stating that they have been duly elected and are presently serving in such offices and that the signature opposite each such name is the true and correct signature of such person.

21.15. No Third Party Beneficiary. Nothing contained in this Lease shall be construed so as to confer upon any other party the rights of a third party beneficiary except rights contained herein for the benefit of a mortgagee.

22.16. Choice of Law, Venue. This lease shall be governed by New York law. Tenant consents to personal jurisdiction and venue in the City, County, and State of New York.

21.17. No Oral Changes. This Lease may not be modified orally.

21.18. Survival. Tenant’s obligations under this Lease shall survive the expiration or earlier termination of the Lease. In addition, notwithstanding any termination of this Lease or the Term, Tenant shall be and remain liable to fully perform and fulfill all of its obligations under this Lease relating to events occurring, circumstances existing, or obligations or claims arising or attributable to, the period prior to the date of termination.

21.19. Successors. Landlord shall not be liable to Tenant for any default or breach under this Lease which occurs after the sale of the Building or Premises by Landlord.

21.20. Construction and Definitions.

(a)            Additional Definitions. As used in this Lease, the following terms shall be construed as follows. The term “including” means “including but not limited to”. The term “may” means “may but is not obligated to”. The term “or” means “and/or”. The term “at any time” shall be construed as “at any time or from time to time”. The term “any” shall be construed as “any and all”. The term “Tenant” includes Tenant and its agents, employees, contractors, concessionaires, and licensees. The term “repair” means “repair, maintain or replace”. The term “office” shall exclude premises used as a store, for the sale or display, at any time, of any goods, wares or merchandise, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term

“Landlord” means a landlord or lessor, and means only the Landlord, or the mortgagee in possession, for  the time being of the Land and Building (or the Landlord of a lease of the Building or of the Land and Building, as applicable), so that upon any sale or assignment (except for purposes of security or collateral) by Landlord of the Building, the Premises or this Lease, Landlord shall be entirely relieved of its obligations hereunder from and after the Commencement Date of the Term (irrespective of when such, sale or assignment occurs), and it shall be deemed ipso facto that the purchaser or lessee has assumed and agreed to carry out all obligations of Landlord hereunder. The words “re-enter” and “re-entry” as used in this lease are not restricted to their technical legal meaning. The term “business days” shall exclude Saturdays, Sundays, and all days observed by the New York State or federal government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

(b)            Restrictions on Tenant’s acts also restrict Tenant from permitting such act to be performed.

(c)            Wherever a requirement is imposed on any party, it shall be deemed that the party shall be required to perform the requirement at its own expense unless it is specifically otherwise provided.

29.21. Checks. Tenant shall pay Owner the sum of $50.00 for each unpaid check tendered to Owner and returned by the bank to defray Owner’s expenses in connection therewith. If Tenant shall tender to Owner during the term of this Lease three or more checks which are returned by the bank, Owner may, at its option, by written notice to Tenant, require that all further checks tendered to Owner pursuant to this Lease be certified or bank checks.

21.22. Counterparts. This Lease may be executed in counterparts, each of which shall be deemed an original, but all counterparts shall constitute one instrument after execution of one original by each party hereto.

21.23. Guarantee. As a further inducement to Landlord to enter into this Lease, Gareb Shamus is executing and delivering to Landlord a guarantee, in the form of the document annexed as Exhibit “C”, simultaneously with Tenant’s execution and delivery of this Lease.

21.24. Right of First Offer on Other Space.

(a)          The term “Option Space” shall mean the space, on the 6th floor of the Building, which is currently known and designated as Suite 630. The term “Existing Lease” shall mean the lease pursuant to which Landlord, on the date of this Lease, is leasing the Option Space to the tenant thereof.

(b)          On or before October 1, 2007, if Tenant is not then in default under this Lease, Tenant may give written notice to Landlord of Tenant’s desire to lease the Option Space from Landlord for a term commencing on May 1, 2008 and ending on the Expiration Date. If, however, the Existing Lease shall terminate prior to April 30, 2008, then Landlord shall give written notice to Tenant of such termination and of the date thereof (the “Early Termination Date”) promptly after learning of it and Tenant, if not then in default under this Lease, may give written notice to Landlord, on or before the date which is 7 months prior to the Early Termination Date (or, if later, on or before the 15th day after the date of Landlord’s notice to Tenant), of Tenant’s desire to lease the Option Space from Landlord for a term commencing on the day immediately following the Early Termination Date (or, if later, on the 60th day after the date of Landlord’s notice to Tenant) and ending on the Expiration Date.

(c)           Landlord and Tenant shall negotiate in good faith, for a period of 30 days commencing on the date of Tenant’s notice to Landlord under paragraph (b) of this section, as to Tenant’s leasing of the Option Space from Landlord for the period of time set forth above in this section. If the tenant of the Option Space does not renew its lease of the Option Space, and if Landlord and Tenant have agreed, by the last day of such 30-day period, on the terms on which Tenant shall lease the Option

Space from Landlord, then Landlord and Tenant shall enter into a written lease of the Option Space on such agreed terms.

IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this lease as of the day and year first above written.

LANDLORD: 424 WEST 33rd STREET LLC

By:	/s/ Raju L. Shah
Raju L. Shah, Vice President

TENANT: INTERNATIONAL FIGHT LEAGUE, INC.

By:	/s/ Gareb Shamus
Gareb Shamus, President

EXHIBIT B

RULES AND REGULATIONS

1.            The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other for ingress or egress from the Premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Landlord. There shall not be used in any space, or in the public hall of the Building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards approved by Landlord. If the Premises are situated on the ground floor of the Building, Tenant shall keep the sidewalk and curb in front of the Premises clean and free from ice, snow, dirt and rubbish.

2.            The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designated or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3.             No carpet, rug or other article shall be hung or shaken out of any window of the Building and no Tenant shall sweep or throw or permit to be swept or thrown from the Premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators of the Building is prohibited.

4.             No awnings or other projections shall be attached to the outside walls of the Building without Landlord’s prior written consent.

5.             No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the Premises or the Building or on the inside of the Premises if the same is visible from the outside of the Premises without the prior written consent of Landlord, except that the name of Tenant may appear on the entrance door of the Premises. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Landlord at the expense of such Tenant, and shall be of a size, color and style acceptable to Landlord.

6.             No Tenant shall mark, paint, drill into, or in any way deface any part of the Premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Premises, and, if linoleum or other similar floor covering is desired to be used then an interlining of Building’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7.             Tenant shall not place any additional locks or bolts of any kind upon any of the doors or windows, nor shall any changes be made in existing locks or mechanism thereof. Upon termination of its tenancy, each Tenant must restore to Landlord each key or access control card to stores, offices and lavatories that was furnished to, or otherwise procured by, such Tenant, and Tenant shall pay to Landlord the cost of each lost key or card. All keys and access control cards shall be keyed in accordance with the Building’s master control system. Landlord shall provide all duplicate keys and access control cards to Tenant at Tenant’s expense. Purchase of keys and access cards from unauthorized vendors is prohibited.

8.            Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the Premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations of the lease of which these Rules and Regulations are a part.

9.            Canvassing, soliciting and peddling in the Building is prohibited and each Tenant shall cooperate to prevent the same.

10.           Landlord may exclude from the Building all persons who do not present a pass or access card issued by Landlord. Landlord, at Tenant’s expense, will furnish passes or access cards to persons for whom Tenant makes a written request. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Landlord for all acts of such persons. Tenant shall not have a claim against Landlord by reason of Landlord’s excluding from the Building any person who does not present such pass. Tenant shall immediately notify Landlord of lost passes and termination of employees.

11.           Landlord may prohibit any advertising by any Tenant which in Landlord’s opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

12.           Tenant shall not bring or permit to be brought or kept in or on the premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the Premises. .

13.           If the Building contains central air-conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Landlord with respect to such services. If Tenant requires HVAC service after the usual hours, Tenant shall give notice in writing to the Building superintendent prior to 3:00 p.m. in the case of services required on weekdays, and prior to 3:00 p.m. on the day prior in case of after hours service required on weekends or holidays. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by lowering and closing Venetian blinds and/or drapes and curtains when the sun’s rays fail directly on the windows of the Premises.

14.           Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the Building without Landlord’s prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with all laws and regulations applicable thereto and shall be done during such hours as Landlord may designate.

15.           Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as required by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Landlord. Such separate receptacles may be removed from the Premises in accordance with a collection schedule prescribed by law or as Landlord may designate. Landlord may require Tenant to remove certain items which do not fall into the foregoing categories, as determined by Landlord in its sole discretion. Tenant shall cause its refuse and trash to be carted away only between the hours of 8:00 p.m. and 7:00 a.m.

EXHIBIT C

GUARANTY

In consideration for, and as an inducement to, 424 west 33rd Street LLC (“Landlord”), a New York limited liability company having an address c/o Newmark Knight Frank, 125 Park Avenue, NY, NY 10017, to enter into a lease (“Lease”) with International Fight Club, Inc. (“Tenant”), of space (“Premises”) in 424 West 33rd St., NY, NY, and described more particularly in the Lease, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Gareb Shamus (“Guarantor”), having an address at 24 North Brae Court, Tenafly, New Jersey 07670, hereby agrees as follows:

1.            A.             Guarantor unconditionally and irrevocably guarantees to Landlord the full, prompt payment by Tenant of the following amounts (the “Guaranteed Amounts”):

(i) Any Rent which accrues while Tenant has legal or actual possession of the Premises and until the date on which Landlord regains legal and actual possession of the leased Premises, vacant and broom clean;

(ii) Any use or occupancy fee which accrues if Tenant holds over after the expiration of the lease term, until the date on which Landlord regains legal and actual possession of the Premises, vacant and broom clean;

(iii) Any costs (including attorney’s and witness’s fees) which Landlord may incur in any action instituted, prosecuted or defended due to Tenant’s default in the observance of any term, article, or provision of the Lease or this Guaranty.

(iv) Any amounts charged to Landlord and due from Tenant to pay for the costs of performance of Tenant’s Work, including any costs of discharging a mechanic’s or materialman’s lien placed against the building as a result of Tenant’s Work (as defined in the Lease);

(v) Any expenses which Landlord may incur in restoring or correcting any breach by Tenant of any of its non-monetary obligations under the Lease, whether or not Tenant has vacated the demised premises;

(vi) Any loss or liability which Landlord may incur in connection with any action brought against Tenant by any third party for any reason.

B.            The foregoing Guaranty shall apply until the conditions precedent for its release have been met, whether or not Tenant is in default, and whether or not Tenant has filed a petition in bankruptcy or a comparable proceeding.

2.             If Tenant shall default in the payment of any of the Guaranteed Amounts, or if for any reason the Lease is invalid or cannot be enforced against Tenant with respect to any of the Guaranteed Amounts, Guarantor shall promptly make the payment and shall pay to Landlord all damages that may arise in consequence of Tenant’s failure to pay such Guaranteed Amounts and disbursements incurred by Landlord (including, but not limited to, reasonable attorneys’ and witness fees and disbursements) arising out of Tenant’s failure to pay such Guaranteed Amounts or by the enforcement of this Guaranty.

3.             This Guaranty is an absolute and unconditional Guaranty of payment and of performance with respect to the Guaranteed Amounts. The liability of Guarantor on this Guaranty shall be direct and immediate and not conditional upon the pursuit of any remedies against any person, firm or corporation obligated under the Lease. Guarantor hereby waives any presentment, demand for payment, protest, notice of non-payment, non-performance, or non-observance, or any other proof, notice or demand in order to charge Guarantor therefor. Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of the Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of the assertion or non-assertion by Landlord against Tenant, its successors or assigns, of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease.

4.             No delay on the part of the Landlord in exercising any rights hereunder or failure to exercise them shall operate as a waiver of those rights; no notice to or demand on the Guarantor shall be deemed to be a waiver of the obligations of the Guarantor or of the right of Landlord to take further action without notice or demand as provided herein; and no modification or waiver of the provisions of this Guaranty shall be effective unless in writing, nor shall any such waiver be applicable except in the specific instance for which given. All of the Landlord’s rights and remedies under the Lease or under this Guaranty are intended to be distinct, separate and cumulative. No such right or remedy under the Lease or this Guaranty is intended to be an exclusion of or a waiver of any other right or remedy available to Landlord.

5.             This Guaranty shall be a continuous Guaranty. The liability of Guarantor hereunder shall in no way be affected, modified or diminished by reason of any assignment, renewal, replacement, modification, consolidation or extension of the Lease, by reason of any modification or waiver of or change in any of the terms, covenants, conditions or provisions of the Lease by Landlord and Tenant, by reason of any extension of time that may be granted, by reason of any dealings or transactions or matter or thing occurring between Landlord and Tenant, its permitted successors or assigns, or by reason of any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership or trusteeship affecting Tenant, whether or not notice of any of the events referred to in this paragraph is given to Guarantor. Guarantor hereby authorizes Landlord to run a credit check on Guarantor from time to time.

6.             If this Guaranty shall be held ineffective or unenforceable by any court of competent jurisdiction, Guarantor shall be deemed to be a co-tenant under the Lease with the same force and effect as if Guarantor were expressly named as a co-tenant therein.

7.             This Guaranty is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the State of New York and shall be in all respects governed, construed, applied and enforced in accordance with the laws of the State of New York. No defense given or allowed by laws of any other State or country shall be interposed in any action hereon unless such defense is also given or allowed by the laws of the State of New York. The address set forth on Page 1 of this Guaranty shall be Guarantor’s address for notices. Guarantor consents to substituted service of process at its address on Page 1 and to personal jurisdiction and venue in New York State, New York County.

8.             If Guarantor is not a natural person, Guarantor represents and warrants that this Guaranty has been duly authorized by all necessary action on Guarantor’s part, has been duly executed and delivered by a duly authorized officer, or member or partner of Guarantor, and constitutes Guarantor’s valid and binding agreement in accordance with its terms.

9.             As a further inducement to Landlord to execute the Lease, and in consideration thereof, Landlord and the Guarantor agree to waive trial by jury in any action or proceeding brought on, under or by virtue of this Guaranty.

10.           Guarantor consents that it may be served in any legal manner of personal or substituted service at its address on page 1 of this Guaranty. Guarantor consents to personal jurisdiction in New York State and venue in New York County.

11.           This Guaranty shall be binding upon Guarantor, its heirs, executives, successors and assigns, and shall inure to the benefit of, and be enforceable by, Landlord, its successors and assigns.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the 6th day of September, 2006.

GUARANTOR

/s/ Gareb Shamus
Gareb Shamus

STATE OF	N.Y	)
) ss.:
COUNTY OF		)

On the 6th day of September in the 2006 before me, the undersigned, a Notary Public in and for said State, personally appeared GAREB SHAMUS, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Mary Theresa Grogan
Notary Public

Mary Theresa Grogan
Notary Public State of NY
Queens County, 01GR498052
Commission Expires, 4/18/10